THIRD AMENDMENT TO

            AMENDED AND RESTATED TAX SHARING AGREEMENT OF FOAMEX L.P.



     THIS THIRD AMENDMENT TO AMENDED AND RESTATED TAX SHARING AGREEMENT OF FOAMEX L.P. (the "Amendment") is made as of February 27, 1998, by and between Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex International Inc., a Delaware corporation ("FII") and FMXI, Inc., a Delaware corporation (the "GP").

                              W I T N E S S E T H:

     WHEREAS, Foamex, FII, Crain Industries, Inc. ("Crain"), Trace Foam Company, Inc., a Delaware corporation ("Trace Foam"), FMXI, Inc., a Delaware corporation ("FMXI"), and certain other parties entered into that certain First Amended and Restated Tax Sharing Agreement, dated as of December 14, 1993, as amended on June 12, 1997, and December 23, 1997 (the "Original Agreement");

     WHEREAS, FMXI has merged (the "Merger") with and into Crain, pursuant to an Agreement and Plan of Merger, dated as of February 27, 1998, with Crain as the surviving entity, changing its name to FMXI, Inc.;

     WHEREAS, Trace has contributed to Trace SPV LLC, whom in turn has contributed to Trace Foam LLC the 1% non-managing partnership interest in Foamex (the "Interest");

     WHEREAS, Trace Foam LLC has transferred the Interest to Foamex pursuant to the Transfer Agreement by and between Trace Foam LLC, a Delaware limited liability company, and Foamex, dated February 27, 1998 (the "Contribution"); and

     WHEREAS, Foamex, GP, and FII entered into that certain Fourth Amendment (the "Fourth Amendment") to the Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P., dated as of February 27, 1998, to reflect the change in the partners of Foamex (the "Partnership Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Amendment. The parties hereto agree that the Participation Percentages for purposes of the Original Agreement shall have meaning set forth in the Partnership Agreement.

     2. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     3. Limitation. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Original Agreement, each of which shall remain in full force and effect and are hereby ratified and confirmed.

     4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original, and all of which taken together will be deemed to be but one and the same instrument.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        FOAMEX L.P.

                                        By:  FMXI, INC.
                                        Its: Managing General Partner



                                        By:
                                        Name:   George L. Karpinski
                                        Title: Vice President



                                        FOAMEX INTERNATIONAL INC.



                                        By:____________________________
                                        Name:   George L. Karpinski
                                        Title: Vice President



                                        FMXI, INC.



                                        By:____________________________
                                        Name:   George L. Karpinski
                                        Title: Vice President

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